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                                                                   EXHIBIT 10.11

                       FORM OF EQUITY TRANSFER AGREEMENT

This Equity Transfer Agreement (this "AGREEMENT") is entered into by and between the following two parties in Shenzhen, China on ________________:

TRANSFEROR: ____________________ ("PARTY A")
     Address: _______________________
     Legal Representative: ______________
          Position: ______________
          Nationality: ______________

TRANSFEREE: ____________________ ("PARTY B")
     Address: ______________________
     Legal Representative: ______________
          Position: ______________
          Nationality: ______________

WHEREAS,

1. Shenzhen Mindray Bio-Medical Electronic Company ("MINDRAY") is a wholly foreign owned company established under PRC laws;

2. Party A agrees to sell and transfer to Party B, and Party B agrees to purchase and acquire from Party A, the Equity (as defined below) in accordance with the terms of this Agreement;

Therefore, the Parties agree as follows:

ARTICLE 1  DEFINITIONS AND INTERPRETATIONS

1.1 Unless otherwise specified in the context, the following terms shall have the meanings assigned to them in this Agreement:

"EQUITY" means the __________ shares of Mindray held by Party A, which constitutes _____ of Mindray's total equity;

"TRANSFER PRICE" means the price for the transfer of the Equity;

"CONDITION PRECEDENT" means the conditions precedent set forth in Articles 3 hereunder.

"CLOSING DATE" means the date when the registration of change in connection with the Equity transfer is completed;

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     "ENCUMBRANCES" means, with respect to the Equity, any liabilities, equity interest, mortgage, preemptive rights of purchase, pledge, transfer of whatever nature, or any other types of security interests with which the shares are encumbered, or any attachments, proceedings, claims or third party rights against such Equity no matter whether related to a suit or not.

ARTICLE 2 SALE OF EQUITY AND PRICE

2.1 Subject to the terms hereof, Party A shall sell and transfer the Equity and all rights incidental to it (including without limitation the Equity and its respective share of the reserve fund, undistributed profits, payable profits, and any dividends and share interest to be distributed after the execution of this Agreement), free from any Encumbrances, and Party B shall purchase and acquire from Party A the Equity and all rights incidental thereto free from any Encumbrances.

2.2 Party A and Party B agree that the Equity shall be transferred at the price of RMB ____ per share. The total price for the transfer of the Equity shall be RMB __________. Party B shall pay to Party A an amount equivalent to the total Transfer Price in US dollars or in any other freely convertible currency agreed upon by the Parties. The exchange rate shall be the mean rate as quoted by the People's Bank of China on the date of payment of the Transfer Price, which shall be confirmed by the Parties orally or in writing.

ARTICLE 3 CONDITION PRECEDENT

     Party A and Party B agree that the effectiveness of the Agreement shall be preconditioned on the approval of this Agreement by the Ministry of Commerce of the People's Republic of China.

ARTICLE 4 CLOSING AND PAYMENT OF THE TRANSFER PRICE

4.1 Party A shall undertake to complete relevant procedures for approval of the transfer of the Mindray Equity promptly after the execution hereof.

4.2 Party B shall pay to Party A the full amount of the Transfer Price within three months after the approval by the Ministry of Commerce. The said amount shall be wired by Party B to the bank account designated by Party A. Upon receiving the amount, Party A shall confirm in writing such payment by providing a valid receipt.

4.3 Party A shall cause Mindray to complete the registration of change in connection with the equity transfer within thirty business days after the approval by the Ministry of Commerce.

ARTICLE 5 SHARING MINDRAY'S PROFITS AND LOSSES

5.1 Party A and Party B agree that as of the Closing Date, the Equity and all rights incidental thereto (as defined in Article 2.1 hereof) shall belong to Party B.

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5.2  As of the Closing Date, Party B shall have, on a pro-rata basis according to its equity holding in Mindray, a share of Mindray's profits, losses, risks, claims and liabilities.

ARTICLE 6 SHARE OF EXPENSES AND TAX LIABILITIES

     Expenses to be paid in connection with the Equity transfer, such as the expenses for certification and for registration of change after the equity transfer, shall be shared by Party A and Party B on a 50-50 basis. Method of payment of such expenses shall be as agreed upon by the Parties. The Parties shall assume their respective shares of all tax liabilities in connection with the Equity transfer in accordance with relevant laws and regulations. Party A shall not object to any tax payments which are withheld by Party B as required by any relevant law, but Party B shall provide valid invoices or evidentiary documents substantiating its payment of any such taxes on Party A's behalf.

ARTICLE 7 PARTY A'S REPRESENTATIONS AND WARRANTIES

7.1 Party A is a company duly established and validly existing under PRC laws, and has all the necessary powers and authorizations to execute this Agreement;

7.2 The person who executes this Agreement on behalf of Party A has been duly authorized to execute this Agreement on Party A's behalf.

ARTICLE 8 PARTY B'S REPRESENTATIONS AND WARRANTIES

8.1 Party B is a company duly established and validly existing under the laws of the British Virgin Islands, and has all the necessary powers and authorizations to execute this Agreement;

8.2 The person who executes this Agreement on behalf of Party B has been duly authorized to execute this Agreement on Party B's behalf.

8.3 The funds which Party B will use to purchase the Equity are from lawful sources and are free from any third-party claims.

ARITLCE 9 BREACH AND CLAIMS FOR BREACH

9.1  Party A's breaches include but are not limited to the following:

(1)  Breach of any of its representations and warranties;

(2) Breach of any of the terms regarding Party A's liability hereunder, or any of the agreed terms required of Party A by Party B.

9.2 For any breach on its part, Party A shall pay to Party B a liquidated damage which shall be 20% of the Transfer Price, and shall continue to perform its obligations hereunder. If

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     the liquidated damage falls short of compensating Party B for its actual or probable losses, Party B shall have the right to seek additional damages from Party A.

9.3  Party B's breaches include but are not limited to the following:

(1)  Breach of any of its representations and warranties;

(2)  Breach of any of the terms regarding Party B's liability hereunder.

9.4 For each day of delay in its payment of the amount hereunder, Party B shall pay to Party A a 0.03% penalty on the amount due.

     For any other breach on the part of Party B, Party B shall pay to Party A a liquidated damage which shall be 20% of the Transfer Price, and Party A may require that Party B continue to perform its obligations hereunder.

ARICLE 10 FORCE MAJEURE

     In the event of any failure to perform this Agreement in whole or in part due to the impact of a force majeure event (such as earthquake, typhoon, flood, fire, war), the Party affected by such force majeure event shall notify the other Party of the occurrence of such event by telegram or other means of written communication, and shall provide within 7 days thereafter detailed account of the force majeure event and valid certification proving the impossibility of performing this Agreement in whole or in part, or the reasons for the need to postpone performance. The Parties shall have consultations to decide in writing, in the light of the impact of such force majeure event on the performance hereunder, whether this Agreement shall be rescinded, whether the affected Party shall be partially excused from its liability to perform, or whether performance hereunder shall be postponed.

ARTICLE 11 AMENDMENTS

     Amendments to this Agreement shall only be effective after they have been agreed upon in writing between the Parties and approved by the relevant administrative department.

ARTICLE 12 GOVERNING LAW, DISPUTE RESOLUTION

12.1 The execution, effectiveness, interpretation, enforcement and termination of this Agreement as well as amendment hereto shall be governed by the PRC laws which are published from time to time. Matters not covered under any published PRC law shall be governed by generally accepted international practice.

12.2 Any dispute arising out of or in connection with this Agreement shall be resolved through consultation between the Parties. If a dispute can not be resolved within sixty (60) days after friendly consultation begins or within such longer period as the Parties may agree, either Party may submit the dispute to the Shenzhen Arbitration Commission for arbitration in accordance with its rules effective at the time of such submission. The arbitration award shall be final and binding on the Parties.

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ARTICLE 13 OTHERS

     This Agreement shall be executed in eight counterparts, with one for each of the Parties, one for Mindray, and the rest for the approval and registration authorities for the transfer of the Equity. All counterparts are of the same legal effect.

(The remaining part of this page is left blank, and the next page shall be the signature page.)

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PARTY A: _____________________


Authorized Signature of Legal/Authorized Representative: _______________________

Date: _________________

PARTY B: ______________________


Authorized Signature of Legal/Authorized Representative: _______________________

Date:  ________________
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                              EQUITY TRANSFER CHART

Form B

                                                                                                     NUMBER OF    AMOUNT PAID
   DATE                          TRANSFEROR                                  TRANSFEREE               SHARES         (RMB)
   ----      --------------------------------------------------   -------------------------------   ----------   -------------
2005/06/15   Sino Elegant Limited                                 Greatest Elite Limited             1,114,786    1,962,023.36
2005/06/15   China Merit Enterprises Limited                      Greatest Elite Limited             1,238,659    2,180,039.84
2005/06/15   Capital China Enterprises Limited                    Greatest Elite Limited               619,336    1,090,031.36
2005/06/15   New Dragon (No. 12) Investments Limited              Greatest Elite Limited             7,431,948   13,080,228.48
2005/06/15   Shenzhen Langfeng Industry Development Co., Ltd.     Greatest Elite Limited             1,032,000    1,816,320.00
2005/06/15   Shenzhen Bailihong Technology Investment Co., Ltd.   Greatest Elite Limited             1,000,000    1,760,000.00
2005/06/15   Dragon City International Investment Limited         Greatest Elite Limited             1,857,995    3,270,071.20
2005/06/15   Shenzhen Huijie Investment Co., Ltd.                 Greatest Elite Limited             1,200,000    2,112,000.00
2005/06/15   Jiangsu Zhongchengxin Investment Co., Ltd.           Greatest Elite Limited               600,000    1,056,000.00
2005/06/15   Shenzhen Xianrui Technology Co., Ltd.                Greatest Elite Limited             6,070,220   10,683,587.20
2005/06/15   Shenzhen Pengrui Venture Capital Co., Ltd.(1)        Greatest Elite Limited            15,392,636   27,091,039.36
2005/06/15   Alan Hu                                              Greatest Elite Limited               189,671      333,820.96
2005/06/15   Quiet Well Limited                                   Giant Glory Investments Limited   18,045,351   31,759,817.76
2005/06/15   Shanghai Huipu Industry Investment Co., Ltd.         Giant Glory Investments Limited    6,300,000   11,088,000.00
2005/06/15   Shenzhen Mingrui Venture Capital Co., Ltd.           Giant Glory Investments Limited    8,883,302   15,634,611.52
2005/06/15   Shenzhen Ruiyang Technology Development Co., Ltd.    Giant Glory Investments Limited    3,736,149    6,575,622.24

2006/02/20   Legend New-Tech Investment Limited                   Greatest Elite Limited             2,000,000       3,520,000
2006/02/20   Shenzhen Mingrui Venture Capital Co., Ltd.           Greatest Elite Limited             5,649,646    9,943,376.96

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(1)  Now it has been renamed as Shenzhen Pengrui Technology Co., Ltd.